      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 2002

                          REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WASTE CONNECTIONS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                          94-3283464
(STATE OF INCORPORATION)                       (IRS EMPLOYER IDENTIFICATION NO.)

                          620 COOLIDGE DRIVE, SUITE 350
                                FOLSOM, CA 95630
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             WASTE CONNECTIONS, INC.
                           2002 RESTRICTED STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                             RONALD J. MITTELSTAEDT,
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             WASTE CONNECTIONS, INC.
                          620 COOLIDGE DRIVE, SUITE 350
                                FOLSOM, CA 95630
                                 (916) 608-8200
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

                             CAROLYN S. REISER, ESQ.
                         SHARTSIS, FRIESE & GINSBURG LLP
                         ONE MARITIME PLAZA, 18TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94111

                         CALCULATION OF REGISTRATION FEE

                                           Proposed
      Title of                             Maximum        Proposed Maximum
  Securities To Be     Amount to be     Offering Price       Aggregate           Amount of
     Registered         Registered      Per Share (1)      Offering Price    Registration Fee
     ----------         ----------      -------------      --------------    ----------------
Common Stock, $0.01       95,000            $33.36           $3,169,200           $291.57
par value.

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low sales prices per share reported in the Nasdaq National Market on June 14, 2002.

This Registration Statement covers 95,000 shares of the Registrant's Common Stock authorized to be issued under the Registrant's 2002 Restricted Stock Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or the Securities Act of 1933, as amended, are hereby incorporated by reference into this Registration Statement:

      a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on March 18, 2002.

      b) The Registrant's current report on Form 8-K, filed with the Securities and Exchange Commission on April 25, 2002.

      c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission on May 14, 2002.

      d) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, File No. 0-23981, filed with the Securities and Exchange Commission on April 2, 1998, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of the filing of such documents with the Securities and Exchange Commission until the information contained therein is superseded or updated by any subsequently-filed document that is or is deemed to be incorporated by reference in this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Robert D. Evans was a partner in the law firm Shartsis, Friese & Ginsburg LLP when that firm initially drafted the legal opinion attached hereto as Exhibit
5.1. Mr. Evans resigned as a partner of that firm in May 2002 and became Executive Vice-President and General Counsel of the Registrant, and in connection with assuming that position was granted options to purchase 130,000 shares of the Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Amended and Restated Certificate of Incorporation provides that a director of the Registrant's Board of Directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of the Registrant will be eliminated or limited to the fullest extent permitted by the Delaware Law as so amended.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8. EXHIBITS.

      4.1   Waste Connections, Inc. 2002 Restricted Stock Plan.

      5.1   Opinion of Shartsis, Friese & Ginsburg LLP.

      23.1  Consent of Ernst & Young LLP, Independent Auditors.

      23.2  Consent of Shartsis, Friese & Ginsburg LLP (reference is made to
            Exhibit 5.1).

      24.1 Power of Attorney of certain officers and directors (reference is made to page II-3).

ITEM 9. UNDERTAKINGS.

The Registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(e) that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Folsom, California, on June 19, 2002.

                                       WASTE CONNECTIONS, INC.



                                       By: /s/ Ronald J. Mittelstaedt
                                           _____________________________________
                                           Ronald J. Mittelstaedt,
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald J. Mittelstaedt and Steven F. Bouck, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:

               Signature                                Title                    Date
               _________                                _____                    ____
  /s/ Ronald J. Mittelstaedt                 President, Chief Executive         June 19, 2002
________________________________________
        Ronald J. Mittelstaedt               Officer, Chairman and Director

  /s/ Steven F. Bouck                        Executive Vice President and       June 19, 2002
________________________________________     Chief Financial Officer
            Steven F. Bouck

  /s/ Michael R. Foos                        Vice President-Finance             June 19, 2002
________________________________________     and Chief Accounting Officer
            Michael R. Foos

  /s/ Eugene V. Dupreau                      Vice President-Western Region      June 19, 2002
________________________________________     and Director
           Eugene V. Dupreau

  /s/ Michael W. Harlan                      Director                           June 19, 2002
________________________________________
           Michael W. Harlan

  /s/ William J. Razzouk                     Director                           June 19, 2002
________________________________________
          William J. Razzouk

  /s/ Robert H. Davis                        Director                           June 19, 2002
________________________________________
           Robert H. Davis

                                  EXHIBIT INDEX


                                                                    Sequentially
                                                                   Numbered Page
                                                                   -------------

4.1      Waste Connections, Inc. 2002 Restricted Stock Plan.

5.1      Opinion of Shartsis, Friese & Ginsburg LLP.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Shartsis, Friese & Ginsburg LLP (reference is made to Exhibit 5.1).

24.1     Power of Attorney of certain officers and directors
         (reference is made to page II-3).
